Sitestar Corporation

To the Shareholders of Sitestar:

What a difference seven months makes!

On December 14. 2015 we were handed a company in disarray. Sitestar’s former auditor had made serious allegations against the former CEO. We would soon thereafter learn that the company’s financials could not be relied upon. Of course, there was also no realistic plan to monetize Sitestar’s assets.

Today, thanks to our employees, directors, and service providers, we are beginning to develop the company’s future. In baseball parlance, we are in the top of the first inning. In fact, we may be just a few batters in. The lead-off hitter was a very tough out, though! Later in this letter I will provide details on the challenges we faced. The scale was much greater than any of us could have anticipated in December, and the entire company is happy to now be moving forward and creating the future.

Our Philosophy

The directors and I are students of investing from a value perspective. Whether we carry this out through investment partnerships, individual accounts, entrepreneurial ventures, or through corporate or advisory work, we all enjoy learning about companies, their leaders, and how and why they go about their work. With Sitestar, we have optionality to apply this research both in the public and private markets. We are excited to take advantage of this flexibility and believe that we can generate attractive returns, when measured over the long term, by applying our experience to Sitestar.

Collectively, we have spent many years analyzing business models. There are a handful that we hold in very high regard. Each are attractive for their own reasons, their own histories, and the idiosyncrasies of those that lead them or have led them. Ultimately, the company’s structure has to match the personality of the person that leads the company. Leaders like Jack Welch, Jeff Bezos, Steve Jobs, or Elon Musk can or could run centralized companies because they are or were fanatics on operational matters.

On the other end of the spectrum, certain companies have been unusually successful being highly decentralized. Everyone’s favorite value investor has described his style as management by abdication. (I will say that I think that quote dramatically oversimplifies what is actually occurring). Others have also successfully centralized capital allocation decisions at the corporate level while allowing for decentralized management at the operational level.

We are developing a similar decentralized management structure. Leading Sitestar in a way that empowers its managers accomplishes several things. It attracts talented, entrepreneurial people. We have already seen how this can work with Nathan Reid and our creation of HVAC Value Fund. It unleashes the potential of individuals. We have seen this with Tabitha Keatts, who is in charge of our internet operations and has become a fanatical cost-cutter.

Nathan and Tabitha crave accountability. Their view, and my view, is that they should be judged based on their work and their leadership of the operations that they lead. This is a structure that rewards success and punishes failure. Not everybody can handle this level of accountability. We look forward to attracting managers who yearn for it.

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I am, at heart, an entrepreneur, though it may not be obvious by looking at my background. I have managed a small investment partnership since 2012. I have been in the Army Reserves since 2000, first as an enlisted member and then as an officer. I am currently a Judge Advocate, which is an Army lawyer, and hold the rank of Major. I have practiced law and also worked as a consultant. I spent the first seven years of my career working at a public policy organization in Washington, DC. I have participated in and observed a wide range of management styles.

The structure we are setting up within Sitestar is the one that best fits both my personality and skillset and also allows for our ownership of a diversified group of companies. I don’t know what other opportunities Sitestar will pursue, but I can say that we are attracted to companies, both public and private, that have dynamic leaders and financial structures that we believe can lead to attractive returns.

Strengthening our Board of Directors

Over the last several months we have had an opportunity to remake the board of directors. I am excited about the direction we are headed. Former CEO and director, Frank Erhartic, resigned from the board in December after he was terminated as the CEO. That brought the number of directors to five, a number at which the board has now formally set.

Roger Malouf resigned as a director in February. Roger had previously been selected to be a director by Frank Erhartic and now former CFO, Dan Judd. That appointment had been required as part of the 2015 settlement agreement between prior management and the Moore Shareholder Group. We enjoyed working with Roger and appreciated his business insights and his integrity.

After Roger resigned, we appointed Chris Payne as a director. Chris is someone who both Jeff Moore and I have known for many years. Chris fits the culture we are trying to develop. He has high ethical standards. He understands value investing from a fundamental perspective, especially as it pertains to small companies. Chris’s experience is with valuing companies, typically on the private side. This experience will serve us well as we review opportunities.

Dan Judd, who we terminated on March 3, has refused to resign as a director. He has not participated in board meetings and has not responded to requests for information. He will not be included as a company nominee at the next shareholder meeting.

Keith Smith has agreed to be our nominee to replace Dan. Fellow value investors will recognize the name as Keith has been profiled several times in The Globe and Mail for his incredible long-term stock picking record. More importantly, Keith is smart, energetic, and ethical. He fits our new culture perfectly. Keith has already participated in board meetings as an observer and has proven to be an invaluable asset.

My goal, and the goal of the other directors, is to build a strong team of individuals who will aggressively defend Sitestar’s interests. The addition of Chris and the nomination of Keith to the board have been a real coup for the company. Jeff, Jeremy, and I could not be happier that both of them agreed to join us. It will be difficult for us to fail if we can retain and continue to attract such high quality people.

Allow me to provide some clarity on the internal workings of the board prior to the management change. It would have been perfectly reasonable for a passive investor to observe that Jeff, Jeremy and myself were on the board during 2015 and then ask why we were unaware of the significant accounting and operational issues prior to the management change.

The answer is that former management simply did not provide information requested by Jeff, Jeremy, and myself both because they were unable to and appeared to be uninterested in doing so. The former auditor acted similarly, as evidenced by the fact that he did not provide relevant information to the full board until December 2015 concerning issues that he felt were inadequately answered by management more than six months prior.

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To say that the board was dysfunctional would be an understatement. There was not function and Jeff, Jeremy, and myself did not have the ability to make it functional until the management change. Our immediate actions after the management change included things we had been pushing for since our appointments. This includes the formation of an audit committee, frequent communication among directors, and detailed updates to the board on our operations,

Annual Report

We filed our annual report on Form 10-K earlier today. If you review the annual report you will also see that it includes restated financials for full year 2014 and all of the interim periods between January 1, 2014 and December 31, 2015. It is worth your time to read. By definition the filing is backwards looking, and especially so in this case as we had to reissue past periods. Our goal with this report and future reports is to present the type of information that we would want if we were in your shoes as a passive investor.

We are currently working on our first quarter 2016 quarterly report and expect to file it soon. We will then begin work on our second quarter 2016 quarterly report. We hope to get on track with timing soon.

The filing of our annual report was delayed for several reasons. We formed an audit committee at the board level in December. It is their job to select an auditor for the company. This committee, led by Jeremy Gold, did a tremendous job. The company’s former auditor resigned on February 11, 2016 after being notified, among other things, that we had not selected them as the auditor going forward and that we were not engaging them to audit the 2015 financials. It took some time to finalize an agreement with our new auditors, Cherry Bekaert.

As part of the circumstances that led to the change in management, our former auditor issued a non-reliance letter for our 2014 financials and for the previously reported interim periods in 2015. On the advice of our legal counsel, we determined that Cherry Bekaert should audit both 2014 and 2015 after we reviewed and restated the financials for all periods.

It was a significant challenge to provide the auditors with the necessary documentation. Thankfully we were able to rely on the institutional knowledge of one of our employees, Tabitha Keatts, who tracked down a large number of documents and was able to answer questions in which I had no prior knowledge. Tabitha has been a tremendous asset to the company.

Furthermore, we felt that it was necessary to reevaluate and strengthen all of the accounting schedules and many of our internal procedures. This was a painstaking process, but it was better to take the time to do it now and ensure that we had confidence in the numbers we issue. For that reason, we are reporting several changes to the 2014 and 2015 results.

As part of the annual report, we restated the full year 2014 financials and each quarter beginning on January 1, 2014. While many of the changes were small, there are a few significant items that are important for investors to understand.

Shortly after the change in management, we requested a shareholder report from our transfer agent and attempted to reconcile the number of shares outstanding. We determined that the Company had previously been inaccurately reporting the number of shares outstanding and the number of treasury shares. We adjusted this as of January 1, 2014 by restating the number of outstanding common shares to 77,404,010 from 74,085,705 and by restating the number of treasury shares to 13,922,453 from 17,240,758. In plain language, there are more shares outstanding than before and investors saw their ownership in the company diluted by approximately 4% because of the previous error.

We adjusted the opening balance of total equity beginning January 1, 2014 to $3,546,099. This was a $152,558 decrease from the closing balance of December 31, 2013. This change was primarily the result of errors in the deferred tax calculations, the timing of accruals, state taxes payable, and the valuation of real estate owned.

After reviewing the amounts listed as real estate held for investment and for resale and reviewing the details of each property owned in each period beginning on January 1, 2014, we adjusted the amounts listed for both categories. For the year ended December 31, 2014 we changed real estate held for resale to $2,079,514 from $2,293,061 and real estate held for investment to $1,185,588 from $1,107,402.

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In previous disclosures the company listed a liability of $900,615 as a note payable related to the historical purchase of assets from USA Telephone. Former management had claimed that this liability was in dispute and that they were confident they owed nothing. Despite that, this note payable always was listed at full value. This problem was solved shortly before the management change as the former management settled the dispute for $90,000 in early December 2015.

To more accurately reflect the liability, we adjusted the note payable to $90,000 in the year ended December 31, 2014. In addition to affecting the liabilities portion of the balance sheet, it also is reflected as other income on the income statement. This resulted in the biggest change in the full year 2014 figures. The restated comprehensive income for 2014 is $1,120,085 where previously it was reported as $384,183.

Fortunately, we had enough tax loss carryforwards to offset the gain. You may notice that the note payable remains on the balance sheet for the year ended 2015. The reason is because the agreement was reached in December 2015, but we did not actually make the payment until the first quarter of 2016.

Another significant item is the change in goodwill in 2015. As part of the management change, we reviewed the way that the company previously carried out their goodwill impairment analysis. We decided to update these procedures and instituted what we believe to be a more appropriate and accurate analysis. The result is that our goodwill was written down by $954,049 in 2015. With this adjustment we believe that the book value figures we are now reporting accurately reflect the assets and liabilities of the company.

We have also adjusted several cost of revenue items in the interim 2014 and 2015 periods. These were primarily the result of an improved analysis of the timing of accruals. The end results when looking at the change in the full year 2014 numbers are minor. Cost of revenues for 2014 were restated as $1,244,241 from $1,106,083. Ultimately some SG&A items were reduced as well, so the restated income from operations for full year 2014 decreased $19,591.

The audit and preparation of our annual report could not have been more difficult. We had to correct a large number of items, clean up our entire accounting system, and implement necessary procedures that, in some cases, simply did not previously exist within the company. As just one data point, our new auditors spent 500 more hours than originally planned. This is after they had already budgeted a large number of additional hours coming into the project. This additional work was costly and totaled approximately $200,000 in one-time audit, accounting, and legal expenses specific to correcting the company’s past accounting.

We have more work to do and are in the process of building out the necessary infrastructure to do it. However, because of the work we have completed so far this year, we expect to reap the benefits in future years. The fact is that the company previously was not managed like a public company. It is now.

Real Estate Operations

When I was appointed the CEO, Sitestar owned 42 residential properties, a few lots, and one commercial property. To give you an idea of how disorganized the company was, it took me several months simply to verify which properties we owned!

Since the management change, we have sold 21 properties. With the help of several real estate agents, and the work of a team of professional contractors, we completed more work in the past seven months than the company had previously completed in six years. We have more properties to repair and sell, but I am thrilled with our progress so far.

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In addition to the properties we are actively selling, we have eight properties that are currently rented. They are being managed by an outsourced property management company.

Jeff Moore and I first toured the properties several years ago and came away thinking there was potential for significant value above their carrying price. In many cases the former CEO did a good job purchasing these properties at attractive prices. He then simply sat on the properties and made little progress. Over time the spread between the cost basis of the properties and their value has narrowed.

Years of expenses have eaten away a lot of the profit potential. Former contractors held company credit cards with little oversight. Property tax assessments were never challenged. Electric, water, and gas expenses were outrageously high at many properties. In one case, Sitestar continued to pay the water bill for a property that had been sold 28 months earlier, incurring $1,000 in unnecessary expenses on a property that sold for $93,000!

Ultimately, you could say that we were mugged by reality with regards to the property portfolio. Our prior optimism turned to pessimism as we learned more about the portfolio, the former CEO’s management of it, and the expenses involved. We cannot make an acceptable return on our current real estate holdings. At this point the only thing that makes sense for Sitestar is to strategically liquidate the entire real estate portfolio. We are well on our way to doing so.

Investors should view the carrying value of our real estate on the balance sheet as generally representing the actual value.

Internet Operations

My happiness with our internet segment more than offsets my disappointment with our real estate segment. On March 1, 2016 we named Tabitha Keatts the president of Sitestar’s internet operations. She has continued her great work with this new responsibility and is fully accountable for that subsidiary. While our staff is not large, our operations are disparate and our customer base is diverse. Tabitha has done a great job, along with Robert Fisher and the rest of the team.

After the management change we aggressively moved to right-size the cost structure. Within a month we moved out of the overpriced and unnecessary headquarters building that the former CEO claimed to own. I set an aggressive deadline for this move, and Tabitha and her team met it. This move-out was not easy as we had servers and a great deal of equipment at the office, along with decades of company records that had to be sifted through. This move saved the company more than $50,000 annually.

We then followed that up by moving out of our Canada office and eliminating two positions from that office, saving approximately $85,000 annually. It is never easy letting good employees go, but it doesn’t serve them or the company to retain them when they are unneeded. The employees can move on to more productive and meaningful work, and the company can ensure its long-term survival in a competitive environment.

Our internet segment operates in an area where it is absolutely necessary that our expenses are as low as possible. Tabitha is working hard to make that a reality. In addition to the two office closures she has also renegotiated service contracts, eliminated unnecessary servers and bandwidth and moved to make as many of our costs as possible variable. I am very happy with our progress on cutting these expenses. The big items are done. Now we will have to go hunting and pecking for other expenses to cut.

On the revenue side we have two challenges: One, we must better retain our customers. Customer churn has been significant for quite some time. Two, we must explore new revenue opportunities. Tabitha is making progress in both areas. I hope to have more to disclose in future filings as we improve our internal reporting.

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HVAC Value Fund

On June 13, we signed an agreement to create HVAC Value Fund. This is an investment in a company that Sitestar has jointly developed with JNJ Investments. JNJ Investments is an entity controlled by Nathan Reid. The purpose of HVAC Value Fund is to acquire and manage Heating Ventilation, and Air Conditioning (HVAC) companies.

Nathan is a unique individual. I have casually known him for seven years and have been highly impressed with him from afar. He is a partner in a value-oriented investment partnership and is in alignment with the philosophy we are bringing to Sitestar. He is also an accomplished entrepreneur. He started and built a highly successful property management company, selling it earlier this year to Realogy, a large public company.

Nathan’s experience with his property management company led him to become interested in the HVAC industry. He saw an opportunity to help smaller HVAC companies more effectively respond to their customer’s needs, and he saw that having the ability to make internal investments in their operations would lead to attractive returns. For smaller HVAC companies, there are additional opportunities to compete by building some scale yet retaining a non-bureaucratic structure.

Nathan is the perfect person to start this business. His background, which includes an extended stint as a CPA at the start of his career, allows us to develop this decentralized business in a way that does not require heavy lifting from the corporate office. Investors will have to be patient for Nathan’s results, especially since there is a high degree of seasonality involved in this Arizona-based business. We have jointly structured this venture so that Nathan will only benefit if the business is successful. He does not receive a salary.

Because an active business requires time and resources for its acquisition, development, and oversight, it only makes sense to invest or acquire an operational business if we believe that the returns on investment will be measurably higher than a passive investment. We have a wide range of opportunities to make passive investments in public companies and extensive experience successfully doing so. Based on that history, I can say unequivocally that we would not have developed HVAC Value Fund unless we believed it was the best use of our resources.

We have initially committed $1 million and have a formal commitment of an additional $1 million if certain benchmarks are met. This does not preclude us from making additional investments as attractive opportunities within the business present themselves.

To date, HVAC Value Fund has closed on four acquisitions with a cumulative purchase price of $1.14 million.

Future Operations

The fact is that right now we are a company that operates an internet service provider business, owns real estate assets, and holds an investment in HVAC Value Fund. However, the team that we have assembled did not get involved with us to simply help me liquidate a real estate portfolio or help Tabitha find a few more dial-up or DSL subscribers. We are actively looking for opportunities to put our cash to work.

We have a wide range of options, both passive and active. On the passive side, we own approximately $250,000 of marketable securities as of the time of this writing. We may put more to work there or we may explore opportunities outside of the stock market where we can partner with an operator.

Our goal is to use our expertise and experience to examine opportunities as they come to us. There is no grand plan to get into a specific industry, though we are attracted to certain types of businesses. As described above, our goal is to manage our operating businesses in a decentralized manner. Our managers are and should feel empowered to make decisions that they think are best for the long term success of their operations. This approach gives us the best opportunity for our overall business to scale in a way that will allow us to retain our entrepreneurial edge.

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Addressing Past Problems

As a company, we are trying to move on from the past as quickly as possible. Before we can fully turn the corner to the future, however, we have several items to work through involving previous management.

After the management change we immediately initiated an investigation into the former CEO. This investigation was led by outside legal counsel. The results made up the foundation for a lawsuit that we filed against the former CEO. Our demands totaled more than $375,000. The sensitive nature of the lawsuit limits our ability to discuss it more openly until we have a resolution. We will update as we are able to.

The other major item regarding the company’s past involves the Securities and Exchange Commission (SEC). The SEC’s Enforcement Division invited me to meet with them on April 21, 2016. Our lawyers and auditors joined me in the meeting. Essentially, we believe Sitestar is being informally investigated. The legal advice we have received is that we are not under a legal obligation to disclose this. However, we are voluntarily disclosing it to make investors and the SEC aware that we have been and will continue to proactively cooperate with the SEC.

While we don’t know what the SEC is specifically reviewing, we believe it likely involves the company’s past related party transactions and financial disclosures. The new management and new directors take our responsibility to clean up the past seriously. We have been very proactive in doing that. That was clearly communicated in my meeting with the SEC, and I am sure they will take that into consideration during their review.

I would have liked to provide more information about our 2015 financial results and provide some insights on how we achieved those results. However, I am afraid any additional comments I could provide would not be helpful. New management was not appointed until December 14, 2015. Jeff Moore, Jeremy Gold, and myself were directors over the second half of 2015, but former management did not provide an adequate amount of information to directors during that time period. Expect more details in the future as we improve our internal reporting.

I also note that I am acting as the interim CFO, for the purpose of our SEC filings, in addition to my role as CEO. We are utilizing the services of an outsourced financial consultant and an accounting firm, both of which are providing support. It is the company’s intent to hire a full-time CFO, and we are in the beginning stage of that search process.

Thank You

Thank you for being a shareholder in Sitestar. Our goal is to attract investors who are willing to make a long-term commitment to owning the company, and I appreciate you standing with us during this transition period.

We are disappointed that we have not been able to hold a shareholder meeting within the time period that we originally indicated. This delay involves logistical issues beyond our control. We need to resolve these internal issues before we can schedule the meeting and send out the proxy statements.

The directors and I are excited about the opportunity to tell Sitestar’s story. Setting aside the written consent agreement last year, I have found no record of Sitestar ever having held a shareholder meeting, making this first one especially meaningful. Like our approach with the financials, our priority is to get it right. If things take longer than we originally thought in order to get it right, we must take the additional time.

This is the early stages of what we hope will become a special company. I could not be more excited about our prospects, and I have been touched by the notes of support that shareholders have sent to me. We are overcoming these early challenges and building a strong foundation for the future.

Our focus will always be on long-term value creation. If you share that goal, we welcome you as a partner in the company. The directors and I very much look forward to meeting each of you in person. Thank you again for your support.

Steven L. Kiel

Chief Executive Officer

July 18, 2016

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